UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  January 11, 2001
                                                       ----------------



                      Simpson Manufacturing Co., Inc.
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           (Exact name of registrant as specified in its charter)



         Delaware                    0-23804             94-3196943
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(State or other jurisdiction       (Commission        (I.R.S. Employer
     of incorporation)             file number)      Identification No.)



               4120 Dublin Blvd., Suite 400, Dublin, CA 94568
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                  (Address of principal executive offices)


    (Registrant's telephone number, including area code):  (925) 560-9000

ITEM 5. OTHER EVENTS.


     On January 11, 2001, Simpson Manufacturing Co., Inc. completed the acquisition of BMF Bygningsbeslag A/S which was announced in a press release, dated January 11, 2001, as follows:


                    PRESS RELEASE - January 11, 2001


               SIMPSON MANUFACTURING CO., INC. ANNOUNCES
               THE ACQUISITION OF BMF BYGNINGSBESLAG A/S

Dublin, CA -- Simpson Strong-Tie Company Inc., a subsidiary of Simpson Manufacturing Co., Inc. (NYSE:SSD), announced today that it has completed its acquisition of 100% of the shares of BMF Bygningsbeslag A/S ("BMF") of Denmark for $12.8 million in cash with an additional amount of approximately $2.6 million possible based on operating performance. BMF is a leading connector manufacturer in northern and central Europe.

Simpson Manufacturing Co., Inc., headquartered in Dublin, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company's other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

For further information, contact Barclay Simpson at (925) 560-9032.

                                       Simpson Manufacturing Co., Inc.
                                       -------------------------------
                                                (Registrant)



DATE:  January 17, 2001                By /s/Michael J. Herbert
       ----------------                -------------------------------
                                              Michael J. Herbert
                                           Chief Financial Officer